UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2010

REAL ESTATE ASSOCIATES LIMITED VI

(Exact name of Registrant as specified in its charter)

California	0-13112	95-3778627
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Real Estate Associates Limited VI, a California limited partnership (the “Registrant”), holds a 95% limited partnership interest in Charlton Housing Associates Limited Partnership, a Massachusetts limited partnership, (“Charlton Housing” or “Seller”). On January 25, 2010, Charlton Housing sold its sole investment property, Cady Brook Apartments (“Cady Brook”), to a third party, CBA Housing Limited Partnership, a Massachusetts limited partnership (“Purchaser”), for a gross sales price of approximately $1,588,000.  Pursuant to a Letter Agreement between Seller and Purchaser’s affiliate, Seller’s proceeds are being held in escrow pending final approval for release from Purchaser’s equity investor.  In the event the sales proceeds are not released to Seller on or before February 4, 2010, Seller will record a quitclaim deed to transfer Cady Brook back to Seller and unwind the transaction.  In the event the sales proceeds are released to Seller, the Registrant expects to receive proceeds of approximately $142,000 from the sale of Cady Brook.  The Registrant had no investment balance in Cady Brook at September 30, 2009.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.3        Letter Agreement between Charlton Housing
Associates Limited Partnership, a Massachusetts limited partnership, and HAP Inc., a Massachusetts non-profit corporation, dated January 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED VI

By: National Partnership Investments Corp.
Corporate General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: February 1, 2010